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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of CIT Group Inc. (formerly Tyco Capital Corporation) (which also constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of CIT Group Inc. (No. 333-98743)) of our reports dated January 23, 2003, October 29, 2002 and October 18, 2001 (except in our report dated October 18, 2001 as to the reacquisition of international subsidiaries and the reorganization of Tyco Capital Holding Inc., which are as of February 11, 2002 and July 1, 2002, respectively) relating to the consolidated balance sheets of CIT Group Inc. and its subsidiaries as of December 31, 2002, September 30, 2002 and September 30, 2001 and the related consolidated statements of income, stockholders' equity and cash flows for the three months ended December 31, 2002, the year ended September 30, 2002, the period from June 2, 2001 through September 30, 2001 and the period from January 1, 2001 through June 1, 2001, which appear in CIT Group Inc.'s Transition Report on Form 10-K for the transition period from October 1, 2002 to December 31, 2002 and CIT Group Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2002. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
New York, New York
May 8, 2003